Exhibit 99.1

Fortune Brands Reports Third Quarter Sales and EPS Growth; Confirms 2016 Annual EPS Outlook

Highlights from continuing operations:

  Q3 2016 sales increased 3 percent year-over-year to $1.28 billion
  EPS $0.77; EPS before charges/gains increased 25 percent to $0.80, reflecting stronger business performance and lower tax rate
  Company narrows outlook for full-year 2016 EPS before charges/gains to $2.72 - $2.76 on sales growth of 9 - 10 percent

DEERFIELD, Ill.--(BUSINESS WIRE)--October 26, 2016--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced third quarter 2016 results from continuing operations and confirmed its 2016 annual outlook for earnings per share.

“In the third quarter, sales grew across our company despite softer repair and remodel activity, challenging prior year comparisons, and select channel inventory reductions,” said Chris Klein, chief executive officer, Fortune Brands. “Importantly, our teams delivered strong profit performance across all segments. Since late September and through October we have seen order patterns improve. Based on the current pace of market growth and our solid execution, we continue to expect to deliver strong full-year results.”

Third Quarter 2016

For the third quarter of 2016, sales were $1.28 billion, an increase of 3 percent over the third quarter of 2015. Earnings per share were $0.77, compared to $0.61 in the prior-year quarter. EPS before charges/gains were $0.80, compared to $0.64 the same quarter last year. Operating income was $183.1 million, compared to $160.3 million in the prior-year quarter. Operating income before charges/gains was $188.7 million, compared to $167.7 million the same quarter last year, up 13 percent.

“Operating margin before charges/gains for the total company grew by 130 basis points to 14.8 percent, with total operating leverage of more than 50 percent and solid performance across all operating segments,” said Lee Wyatt, chief financial officer, Fortune Brands. “We are ahead of plan and squarely on track to hit our long-term operating margin targets as we continue our disciplined focus on profitable growth.”

For each segment in the third quarter of 2016, compared to the prior-year quarter:

  Cabinet sales were flat from the prior year. Excluding a significant new program launch and promotional timing in the in-stock vanity business in the third quarter of 2015, cabinet sales grew mid-single digits. Segment operating margin before charges/gains increased 180 basis points to 12.4 percent.
  Plumbing sales increased 7 percent. Plumbing sales growth included the benefit of acquisitions and were negatively impacted by select channel inventory reductions. Operating margin before charges/gains was 21.7 percent.
  Door sales were up 4 percent driven by the wholesale and retail channels, and operating margin before charges/gains increased 380 basis points to 17.3 percent.
  Security sales increased 6 percent and were strong across multiple channels. Operating margin before charges/gains was 17 percent.

During the quarter the Company announced the creation of the Global Plumbing Group (GPG), a strategic step to accelerate growth opportunities and transform its plumbing business. The Company completed its first acquisition under the GPG last quarter by acquiring Riobel, a Canadian premium showroom brand with approximately $40 million in annual sales. Late in this quarter the Company also closed on the previously announced acquisition of ROHL, a California-based luxury brand with around $70 million in annual sales which includes the ROHL and Perrin & Rowe brands.

"The creation of the GPG platform establishes the foundation to accelerate growth in our plumbing segment beyond our powerful Moen brand, providing the critical infrastructure to support a multi-brand, -channel and -geography plumbing business," said Klein. "The GPG platform should better position us to capture future growth opportunities as we look to grow plumbing sales organically and through acquisitions to a total of $2.5 billion by 2020."

Annual Outlook for 2016

The Company’s 2016 annual outlook is based on a revised U.S. home products market growth assumption of 6 percent and 5 percent growth for the total global market. Due to slower summer repair and remodel activity, partly offset by incremental sales growth in the GPG, the Company’s full-year 2016 sales growth outlook was revised to 9 - 10 percent.

With 2016 year-to-date EPS before charges/gains of $2.05, the Company maintained the mid-point for expected full year EPS before charges/gains and narrowed the range to $2.72 - $2.76, which compares to 2015 EPS before charges/gains of $2.07.

“Despite slower summer repair and remodel activity, late September and October trends have improved and we are set up for a solid fourth quarter,” said Klein. “While short term labor challenges persist for builders and remodelers, long-term demand fundamentals for both new construction and repair and remodel remain strong. Our teams continue to perform well and we are positioned for continued growth in 2017.”

The Company expects to generate free cash flow of approximately $400 million for the full year 2016.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that fulfill the dreams of homeowners and help people feel more secure. The Company’s four operating segments are Cabinets, Plumbing, Doors and Security. Its trusted brands include more than a dozen core brands under MasterBrand Cabinets; Moen, ROHL and Riobel under the Global Plumbing Group (GPG); Therma-Tru entry door systems; and Master Lock and SentrySafe security products under The Master Lock Company. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P 500 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance, the potential of our categories and brands, and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “estimates,” “plans,” “look to,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including the factors discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, operating margin before charge/gains and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

Net Sales

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	2015	% Change		2016	2015	% Change
Net Sales (GAAP)				Net Sales (GAAP)
Cabinets	$602.1	$603.3	-	Cabinets	$1,797.2	$1,565.3	15
Plumbing	391.1	364.4	7	Plumbing	1,108.0	1,056.0	5
Doors	129.2	123.8	4	Doors	351.3	324.6	8
Security	156.6	147.3	6	Security	426.8	408.8	4
Total Net Sales	$1,279.0	$1,238.8	3	Total Net Sales	$3,683.3	$3,354.7	10

Current Quarter Operating Income

	Before Charges & Gains				GAAP

	Three Months Ended September 30,				Three Months Ended September 30,
Operating Income (loss) Before Charges/Gains (a)	2016	2015	% Change	Operating Income (loss)	2016	2015	% Change
Cabinets	$74.8	$63.7	17	Cabinets	$74.8	$64.2	17
Plumbing	84.9	81.5	4	Plumbing	84.0	80.9	4
Doors	22.3	16.7	34	Doors	22.3	16.7	34
Security	26.6	20.9	27	Security	22.9	16.6	38
Corporate:				Corporate:
General and administrative expense	(20.5)	(16.7)	(23)	General and administrative expense	(20.5)	(16.9)	(21)
Defined benefit plan income (b)	0.6	1.6	(63)	Defined benefit plan income/(expense) (1)	(0.4)	(1.2)	67
Total Corporate Expenses	(19.9)	(15.1)	(32)	Total Corporate expenses	(20.9)	(18.1)	(15)

Total Operating Income Before Charges/Gains	$188.7	$167.7	13	Total Operating Income (GAAP)	$183.1	$160.3	14

Earnings Per Share Before Charges/Gains (c)				Diluted EPS From Continuing Operations (GAAP)
Diluted - Continuing Operations	$0.80	$0.64	25	Diluted EPS - Continuing Operations	$0.77	$0.61	26

EBITDA Before Charges/Gains (d)	$218.0	$199.0	10	Income from continuing operations, net of tax	$121.9	$100.0	22

Year to Date Operating Income

	Before Charges & Gains				GAAP

	Nine Months Ended September 30,				Nine Months Ended September 30,
Operating Income(loss) Before Charges/Gains (a)	2016	2015	% Change	Operating Income (loss)	2016	2015	% Change
Cabinets	$195.8	$134.6	45	Cabinets	$194.0	$132.1	47
Plumbing	244.5	221.4	10	Plumbing	242.6	214.6	13
Doors	46.1	30.7	50	Doors	46.1	30.7	50
Security	57.7	50.6	14	Security	44.7	43.1	4
Corporate:				Corporate:
General and administrative expense	(61.3)	(50.7)	(21)	General and administrative expense	(61.4)	(66.8)	8
Defined benefit plan income (b)	2.2	4.8	(54)	Defined benefit plan income (1)	0.3	2.1	(86)
Total Corporate Expenses	(59.1)	(45.9)	(29)	Total Corporate expenses	(61.1)	(64.7)	6

Total Operating Income Before Charges/Gains	$485.0	$391.4	24	Total Operating Income (GAAP)	$466.3	$355.8	31

Earnings Per Share Before Charges/Gains (c)				Diluted EPS From Continuing Operations (GAAP)
Diluted - Continuing Operations	$2.05	$1.51	36	Diluted EPS - Continuing Operations	$1.95	$1.34	46

EBITDA Before Charges/Gains (d)	$572.3	$469.5	22	Income from continuing operations, net of tax	$308.0	$218.9	41

(1) Corporate expenses as derived in accordance with GAAP include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(a) (b) (c) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	September 30,	December 31,
	2016	2015

Assets
Current assets
Cash and cash equivalents	$278.6	$238.5
Accounts receivable, net	568.8	502.6
Inventories	562.5	555.6
Other current assets	129.8	121.3
Total current assets	1,539.7	1,418.0

Property, plant and equipment, net	642.9	627.9
Goodwill	1,835.0	1,755.3
Other intangible assets, net of accumulated amortization	1,113.9	996.7
Other assets	81.1	77.8
Total assets	$5,212.6	$4,875.7

Liabilities and Equity
Current liabilities
Notes payable to banks	$-	$0.8
Accounts payable	361.9	344.2
Other current liabilities	414.8	412.9
Total current liabilities	776.7	757.9

Long-term debt	1,585.8	1,168.7
Deferred income taxes	170.6	201.7
Other non-current liabilities	319.3	293.6
Total liabilities	2,852.4	2,421.9

Stockholders' equity	2,358.8	2,450.9
Noncontrolling interests	1.4	2.9
Total equity	2,360.2	2,453.8
Total liabilities and equity	$5,212.6	$4,875.7

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Operating Activities
Net income	$309.5	$227.5
Depreciation and amortization	89.7	81.8
Recognition of actuarial losses	1.9	8.9
Deferred taxes	(23.0)	(22.7)
Loss on sale of discontinued operation	-	16.9
Other noncash items	28.5	21.2
Changes in assets and liabilities, net	(26.0)	(55.8)
Net cash provided by operating activities	$380.6	$277.8

Investing Activities
Capital expenditures, net of proceeds from asset sales	$(103.8)	$(84.4)
Proceeds from sale of discontinued operations	-	12.2
Cost of acquisitions, net of cash	(230.5)	(652.8)
Net cash used in investing activities	$(334.3)	$(725.0)

Financing Activities
Increase in debt, net	$414.0	$668.9
Proceeds from the exercise of stock options	24.8	22.6
Treasury stock purchases	(362.7)	(15.7)
Dividends to stockholders	(73.7)	(67.1)
All other, net	(11.9)	8.1
Net cash (used in) provided by financing activities	$(9.5)	$616.8

Effect of foreign exchange rate changes on cash	3.3	(10.9)

Net increase in cash and cash equivalents	$40.1	$158.7
Cash and cash equivalents at beginning of period	238.5	191.9
Cash and cash equivalents at end of period	$278.6	$350.6

FREE CASH FLOW	Nine Months Ended September 30,		2016 Full Year
	2016	2015	Approximation

Free Cash Flow*	$301.6	$231.1	$400.0
Add:
Capital expenditures	106.1	86.9	140.0 - 150.0
Less:
Proceeds from the sale of assets	2.3	2.5	2.5
Proceeds from the exercise of stock options	24.8	22.6	27.5
Transaction costs for Norcraft acquisition	-	15.1	-
Cash Flow From Operations (GAAP)	$380.6	$277.8	$510.0 - 520.0

* Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment, and the proceeds from the exercise of stock options). In 2015, it additionally excludes payments of transaction costs related to the Norcraft acquisition. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change

Net Sales	$1,279.0	$1,238.8	3	$3,683.3	$3,354.7	10

Cost of products sold	801.0	804.3	-	2,352.8	2,192.9	7

Selling, general
and administrative expenses	284.5	265.7	7	831.4	778.1	7

Amortization of intangible assets	7.3	6.7	9	20.4	15.3	33

Restructuring charges	3.1	1.8	72	12.4	12.6	(2)

Operating Income	183.1	160.3	14	466.3	355.8	31

Interest expense	11.8	11.1	6	37.5	20.5	83

Other expense/(income), net	0.6	0.5	20	(0.1)	3.7	(103)

Income from continuing operations before income taxes	170.7	148.7	15	428.9	331.6	29

Income taxes	48.8	48.7	-	120.9	112.7	7

Income from continuing operations, net of tax	$121.9	$100.0	22	$308.0	$218.9	41

Income from discontinued operations, net of tax	1.5	7.8	(81)	1.5	8.6	(83)

Net income	$123.4	$107.8	14	$309.5	$227.5	36

Less: Noncontrolling interests	-	0.3	(100)	(0.1)	0.3	(133)

Net income attributable to
Fortune Brands Home & Security	$123.4	$107.5	15	$309.6	$227.2	36

Earnings Per Common Share, Diluted:
Net Income from continuing operations	$0.77	$0.61	26	$1.95	$1.34	46

Diluted Average Shares Outstanding	157.6	163.4	(4)	158.1	163.0	(3)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the third quarter of 2016, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $4.6 million ($3.3 million after tax or $0.03 per diluted share) of net restructuring and other charges, the impact of expense from actuarial losses associated with our defined benefit plans of $1.0 million ($0.7 million after tax) and expense related to a tax item of $0.5 million.

For the nine months ended September 30, 2016, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $16.8 million ($11.7 million after tax or $0.08 per diluted share) of restructuring and other charges, the impact of the write off of prepaid debt issuance cost of $1.3 million ($0.8 million after tax), expense related to tax items of $1.6 million ($0.01 per diluted share), and actuarial losses of $1.9 million ($1.3 million after tax or $0.01 per diluted share).

For the third quarter of 2015, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $4.4 million ($3.0 million after tax or $0.02 per diluted share) of net restructuring and other charges, transaction costs related to the acquisition of Norcraft of $0.2 million ($0.1 million after tax), the impact of expense from actuarial losses associated with our defined benefit plans of $2.8 million ($1.8 million after tax or $0.01 per diluted share) and a benefit related to a tax item of $0.5 million.

For the nine months ended September 30, 2015, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $15.7 million ($11.7 million after tax or $0.07 per diluted share) of restructuring and other charges, transaction costs related to the acquisition of Norcraft of $17.1 million ($13.4 million after tax or $0.08 per diluted share), the impact of expense from actuarial losses associated with our defined benefit plans of $2.8 million ($1.8 million after tax or $0.01 per diluted share) and a charge related to a tax item of $1.1 million ($0.01 per diluted share).

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains - Continuing Operations (c)	$0.80	$0.64	25	$2.05	$1.51	36

Restructuring and other charges	(0.03)	(0.02)	(50)	(0.08)	(0.07)	(14)
Norcraft transaction costs(e)	-	-	-	-	(0.08)	100
Defined benefit plan actuarial losses	-	(0.01)	100	(0.01)	(0.01)	-
Tax item	-	-	-	(0.01)	(0.01)	-

Diluted EPS - Continuing Operations	$0.77	$0.61	26	$1.95	$1.34	46

RECONCILIATION OF FULL YEAR 2016 EARNINGS GUIDANCE TO GAAP

For the full year, on a GAAP basis, the Company is targeting diluted EPS from continuing operations to be in the range of $2.62 to $2.66 per share. The Company is targeting diluted EPS before charges/gains from continuing operations to be in the range of $2.72 to $2.76 per share. In addition, on a GAAP basis based on current relevant interest rate benchmarks and year-to-date pension asset returns, the Company may incur additional defined benefit plan actuarial losses in the range of $0.15 to $0.25 per share in the fourth quarter of 2016 due to declining discount rates since December 31, 2015, the last remeasurement date. Any actuarial loss incurred in the fourth quarter will be based upon spot discount rates as of December 31, 2016 and our full year 2016 pension asset returns and may differ materially from this estimate. A 25 basis point change in our discount rate impacts our defined benefit plan liabilities by approximately $25 million. Reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from the diluted EPS before charges/gains.

(c) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

EARNINGS PER COMMON SHARE-DILUTED

				Q3 YTD
As Reported (GAAP)	Q1 2016	Q2 2016	Q3 2016	2016 (1)

Diluted EPS Before Charges/Gains - Continuing Operations (c)	$0.39	$0.82	$0.80	$2.05

Restructuring and other charges	(0.04)	(0.02)	(0.03)	(0.08)
Defined benefit plan actuarial losses	-	-	-	(0.01)
Tax item	-	-	-	(0.01)

Diluted EPS - Continuing Operations	$0.35	$0.80	$0.77	$1.95

				Q3 YTD
As Revised(2)	Q1 2016	Q2 2016	Q3 2016	2016

Diluted EPS Before Charges/Gains - Continuing Operations (c)	$0.43	$0.82	$0.80	$2.05

Restructuring and other charges	(0.04)	(0.02)	(0.03)	(0.08)
Defined benefit plan actuarial losses	-	-	-	(0.01)
Tax item	-	-	-	(0.01)

Diluted EPS - Continuing Operations	$0.39	$0.80	$0.77	$1.95

(1) Q1 2016 impact from the adoption of ASU 2016-09, "Improvements to Employee Share-Based Payments", is included in our Q3 YTD 2016 GAAP results.

(2) Quarterly Income Statement revised to reflect adoption in 2016 of ASU 2016-09. We will revise our quarterly year-over-year earnings and EPS comparisons when we report our Q1 2017 results to reflect the four cents per share impact resulting from the adoption of ASU 2016-09.

(c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO INCOME FROM CONTINUING OPERATIONS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change

EBITDA BEFORE CHARGES/GAINS (d)	$218.0	$199.0	10	$572.3	$469.5	22

Depreciation*	$(22.6)	$(24.9)	9	$(66.8)	$(66.5)	(0)
Amortization of intangible assets	(7.3)	(6.7)	(9)	(20.4)	(15.3)	(33)
Restructuring and other charges	(4.6)	(4.6)	-	(16.8)	(15.7)	(7)
Interest expense	(11.8)	(11.1)	(6)	(37.5)	(20.5)	(83)
Norcraft transaction costs (e)	-	(0.2)	100	-	(17.1)	100
Defined benefit plan actuarial losses	(1.0)	(2.8)	64	(1.9)	(2.8)	32
Income taxes	(48.8)	(48.7)	-	(120.9)	(112.7)	(7)

Income from continuing operations, net of tax	$121.9	$100.0	22	$308.0	$218.9	41

*Depreciation excludes accelerated depreciation of ($2.5) million for the nine months ended September 30, 2016. Accelerated depreciation is included in restructuring and other charges.

(d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF FULL YEAR 2015 DILUTED EPS BEFORE CHARGES/GAINS TO GAAP DILUTED EPS FROM CONTINUING OPERATIONS
(unaudited)

For the twelve months ended
December 31, 2015

Diluted EPS Before Charges/Gains* (c)	$2.07

Restructuring and other charges	(0.10)
Norcraft transaction costs(e)	(0.08)
Defined benefit plan actuarial losses	(0.01)

Diluted EPS - Continuing Operations	$1.88

* For the year ended December 31, 2015, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $22.7 million ($16.3 million after tax or $0.10 per diluted share) of restructuring and other charges, transaction costs related to the acquisition of Norcraft of $17.1 million ($13.4 million after tax or $0.08 per diluted share), the impact of expense from actuarial losses associated with our defined benefit plans of $2.5 million ($1.6 million after tax or $0.01 per diluted share) and expense related to a tax item of $0.2 million.

(c) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended September 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Defined benefit		Norcraft	Before
	GAAP	and other	plan actuarial	Tax Items	Acquisition	Charges/Gains
	(unaudited)	charges	losses		Costs	(Non-GAAP)

2016	THIRD QUARTER

Net Sales	$1,279.0	-	-	-	-

Cost of products sold	801.0	(1.6)	(0.7)	-	-
Selling, general & administrative expenses	284.5	0.1	(0.3)	-	-
Amortization of intangible assets	7.3	-	-	-	-
Restructuring charges	3.1	(3.1)	-	-	-

Operating Income	183.1	4.6	1.0	-	-	188.7

Interest expense	11.8	-	-	-	-
Other expense, net	0.6	-	-	-	-
Income from continuing operations before income taxes	170.7	4.6	1.0	-	-	176.3

Income taxes	48.8	1.3	0.3	(0.5)	-

Income from continuing operations, net of tax	$121.9	3.3	0.7	0.5	-	$126.4

Income from discontinued operations	1.5	-	-	-	-

Net Income	123.4	-	-	-	-

Less: Noncontrolling interests	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$123.4	3.3	0.7	0.5	-	$127.9

Income from continuing operations, net of tax
less noncontrolling interests	$121.9	3.3	0.7	0.5	-	$126.4

Diluted Average Shares Outstanding	157.6					157.6

Diluted EPS - Continuing Operations	0.77					0.80

2015

Net Sales	$1,238.8	-	-	-	-

Cost of products sold	804.3	(2.6)	(0.4)	-	(0.2)
Selling, general & administrative expenses	265.7	-	(2.4)	-	-
Amortization of intangible assets	6.7	-	-	-	-
Restructuring charges	1.8	(1.8)	-	-	-

Operating Income	160.3	4.4	2.8	-	0.2	167.7

Interest expense	11.1	-	-	-	-
Other expense, net	0.5	-	-	-	-
Income from continuing operations before income taxes	148.7	4.4	2.8	-	0.2	156.1

Income taxes	48.7	1.4	1.0	0.5	0.1

Income from continuing operations, net of tax	$100.0	3.0	1.8	(0.5)	0.1	$104.4

Income from discontinued operations, net of tax	7.8	-	-	-	-

Net Income	107.8	-	-	-	-

Less: Noncontrolling interests	0.3	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$107.5	3.0	1.8	(0.5)	0.1	$111.9

Income from continuing operations, net of tax
less noncontrolling interests	$99.7	3.0	1.8	(0.5)	0.1	$104.1

Diluted Average Shares Outstanding	163.4					163.4

Diluted EPS - Continuing Operations	0.61					0.64

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Nine Months Ended September 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

					Write-off of
		Restructuring	Defined benefit		Prepaid Debt	Norcraft	Before
	GAAP	and other	plan actuarial	Tax Items	Issuance	Acquisition	Charges/Gains
	(unaudited)	charges	losses		Costs	Costs	(Non-GAAP)

2016	YEAR TO DATE

Net Sales	$3,683.3	-	-	-	-	-

Cost of products sold	2,352.8	(4.3)	(1.3)	-	-	-
Selling, general & administrative expenses	831.4	(0.1)	(0.6)	-	-	-
Amortization of intangible assets	20.4	-	-	-	-	-
Restructuring charges	12.4	(12.4)	-	-	-	-

Operating Income	466.3	16.8	1.9	-	-	-	485.0

Interest expense	37.5	-	-	-	(1.3)	-
Other income, net	(0.1)	-	-	-	-	-
Income from continuing operations before income taxes	428.9	16.8	1.9	-	1.3	-	448.9

Income taxes	120.9	5.1	0.6	(1.6)	0.5

Income from continuing operations, net of tax	$308.0	11.7	1.3	1.6	0.8	-	$323.4

Income from discontinued operations, net of tax	1.5	-	-	-	-	-

Net Income	309.5	-	-	-	-	-

Less: Noncontrolling interests	(0.1)	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$309.6	11.7	1.3	1.6	0.8	-	$325.0

Income from continuing operations, net of tax
less noncontrolling interests	$308.1	11.7	1.3	1.6	0.8	-	$323.5

Diluted Average Shares Outstanding	158.1						158.1

Diluted EPS - Continuing Operations	1.95						2.05

2015

Net Sales	$3,354.7	-	-	-	-	-
					-
Cost of products sold	2,192.9	(2.7)	(0.4)	-	-	(2.0)
Selling, general & administrative expenses	778.1	(0.4)	(2.4)	-	-	(15.1)
Amortization of intangible assets	15.3	-	-	-	-	-
Restructuring charges	12.6	(12.6)	-	-	-	-

Operating Income	355.8	15.7	2.8	-	-	17.1	391.4

Interest expense	20.5	-	-	-	-	-
Other expense, net	3.7	-	-	-	-	-
Income from continuing operations before income taxes	331.6	15.7	2.8	-	-	17.1	367.2

Income taxes	112.7	4.0	1.0	(1.1)	-	3.7

Income from continuing operations, net of tax	$218.9	11.7	1.8	1.1	-	13.4	$246.9

Income from discontinued operations, net of tax	8.6	-	-	-	-	-

Net Income	227.5	-	-	-	-	-

Less: Noncontrolling interests	0.3	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$227.2	11.7	1.8	1.1	-	13.4	$255.2

Income from continuing operations, net of tax
less noncontrolling interests	$218.6	11.7	1.8	1.1	-	13.4	$246.6

Diluted Average Shares Outstanding	163.0						163.0

Diluted EPS - Continuing Operations	1.34						1.51

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change
Net Sales (GAAP)
Cabinets	$602.1	$603.3	-	$1,797.2	$1,565.3	15
Plumbing	391.1	364.4	7	1,108.0	1,056.0	5
Doors	129.2	123.8	4	351.3	324.6	8
Security	156.6	147.3	6	426.8	408.8	4
Total Net Sales	$1,279.0	$1,238.8	3	$3,683.3	$3,354.7	10

Operating Income (loss)
Cabinets	$74.8	$64.2	17	$194.0	$132.1	47
Plumbing	84.0	80.9	4	242.6	214.6	13
Doors	22.3	16.7	34	46.1	30.7	50
Security	22.9	16.6	38	44.7	43.1	4
Corporate:
General and administrative expense	(20.5)	(16.9)	(21)	(61.4)	(66.8)	8
Defined benefit plan income/(expense) (1)	(0.4)	(1.2)	67	0.3	2.1	(86)
Total Corporate expenses	(20.9)	(18.1)	(15)	(61.1)	(64.7)	6

Total Operating Income (GAAP)	$183.1	$160.3	14	$466.3	$355.8	31

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (loss) Before Charges/Gains (a)
Cabinets	$74.8	$63.7	17	$195.8	$134.6	45
Plumbing	84.9	81.5	4	244.5	221.4	10
Doors	22.3	16.7	34	46.1	30.7	50
Security	26.6	20.9	27	57.7	50.6	14
Corporate:
General and administrative expense	(20.5)	(16.7)	(23)	(61.3)	(50.7)	(21)
Defined benefit plan income (b)	0.6	1.6	(63)	2.2	4.8	(54)
Total Corporate expenses	(19.9)	(15.1)	(32)	(59.1)	(45.9)	(29)

Total Operating Income Before Charges/Gains (a)	188.7	167.7	13	485.0	391.4	24
Restructuring and other charges (2) (3)	(4.6)	(4.4)	(5)	(16.8)	(15.7)	(7)
Norcraft transaction costs (e)	-	(0.2)	100	-	(17.1)	100
Defined benefit plan actuarial losses (4)	(1.0)	(2.8)	64	(1.9)	(2.8)	32
Total Operating Income (GAAP)	$183.1	$160.3	14	$466.3	$355.8	31

(1) Corporate expenses as derived in accordance with GAAP include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(2) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(3) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities, and gains or losses on the sale of previously closed facilities. In addition, it includes $0.5 million of estimated acquisition related inventory step-up expense in our Plumbing segment.

(4) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)
	Year Ended			Year Ended
	December 31, 2015			December 31, 2014
	%	$		%	$
Actual return on plan assets	(2.1)%	($18.2)		9.8%	$52.0
Expected return on plan assets	6.8%	40.2		7.4%	42.2
Discount rate at December 31:
Pension benefits	4.6%			4.2%
Postretirement benefits	4.1%			3.5%

(a) (b) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(unaudited)

RECONCILIATION OF SEGMENT OPERATING INCOME BEFORE CHARGES/GAINS TO GAAP OPERATING INCOME

	For the three month period ended					For the nine month period ended
	September 30,	September 30,				September 30,	September 30,
	2016	2015	$ change	% change		2016	2015	$ change	% change
CABINETS
Operating income before charges/gains(a)	$74.8	$63.7	$11.1	17		$195.8	$134.6	$61.2	45
Restructuring charges (1)	-	0.4	(0.4)	(100)		(1.8)	(0.6)	(1.2)	(200)
Other charges (2)
Cost of products sold	-	0.1	(0.1)	(100)		-	(1.9)	1.9	100
Operating income (GAAP)	$74.8	$64.2	$10.6	17		$194.0	$132.1	$61.9	47

PLUMBING
Operating income before charges/gains(a)	$84.9	$81.5	$3.4	4		$244.5	$221.4	$23.1	10
Restructuring charges (1)	(0.4)	(0.6)	0.2	33		(1.1)	(6.3)	5.2	83
Other charges (2)
Cost of products sold	(0.6)	-	(0.6)	(100)		(0.8)	(0.1)	(0.7)	(700)
Selling, general and administrative expenses	0.1	-	0.1	100		-	(0.4)	0.4	100
Operating income (GAAP)	$84.0	$80.9	$3.1	4		$242.6	$214.6	$28.0	13

DOORS
Operating income (loss) before charges/gains (a)	$22.3	$16.7	$5.6	34		$46.1	$30.7	$15.4	50
Operating income (GAAP)	$22.3	$16.7	$5.6	34		$46.1	$30.7	$15.4	50

SECURITY
Operating income before charges/gains(a)	$26.6	$20.9	$5.7	27		$57.7	$50.6	$7.1	14
Restructuring charges (1)	(2.7)	(1.6)	(1.1)	(69)		(9.5)	(4.8)	(4.7)	(98)
Other charges (2)
Cost of products sold	(1.0)	(2.7)	1.7	63		(3.5)	(2.7)	(0.8)	(30)
Operating income (GAAP)	$22.9	$16.6	$6.3	38		$44.7	$43.1	$1.6	4

CORPORATE
General and administrative expense before charges/gains	$(20.5)	$(16.7)	$(3.9)	(23)		$(61.3)	$(50.7)	$(10.5)	(21)
Restructuring charges (1)	-	-	-	-		-	(0.9)	0.9	100
Other charges (2)
Selling, general and administrative expenses	-	(0.2)	0.2	100		(0.1)	(15.1)	15.0	99
General and administrative expense (GAAP)	(20.5)	(16.9)	(3.7)	(22)		(61.4)	(66.7)	5.4	8

Defined benefit plan income before actuarial gains/(losses)	0.6	1.6	(0.9)	(60)		2.2	4.8	(2.7)	(55)
Defined benefit plan actuarial losses (3)	(1.0)	(2.8)	1.8	64		(1.9)	(2.8)	0.9	32
Defined benefit plan income/(expense) (GAAP)	(0.4)	(1.2)	0.9	69		0.3	2.0	(1.8)	(87)

Total Corporate expense (GAAP)	$(20.9)	$(18.1)	$(2.8)	(15)		$(61.1)	$(64.7)	$3.6	6

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities, and gains or losses on the sale of previously closed facilities. For Corporate, other charges incurred represent external costs directly related to the acquisition of Norcraft and primarily include expenditures for banking, legal, accounting and other similar services. In addition, it includes $0.5 million of estimated acquisition related inventory step-up expense in our Plumbing segment.

(3) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)
	Year Ended			Year Ended
	December 31, 2015			December 31, 2014
	%	$		%	$
Actual return on plan assets	(2.1)%	($18.2)		9.8%	$52.0
Expected return on plan assets	6.8%	40.2		7.4%	42.2
Discount rate at December 31:
Pension benefits	4.6%			4.2%
Postretirement benefits	4.1%			3.5%

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.

BEFORE CHARGES/GAINS OPERATING MARGIN TO GAAP OPERATING MARGIN
(Unaudited)

	Three Months Ended September 30,
	2016	2015	Change

CABINETS
Before Charges/Gains Operating Margin	12.4%	10.6%	180 bps
Restructuring & Other Charges	-	0.1%
GAAP Operating Margin	12.4%	10.7%	170 bps

PLUMBING
Before Charges/Gains Operating Margin	21.7%	22.4%	(70) bps
Restructuring & Other Charges	(0.2%)	(0.2%)
GAAP Operating Margin	21.5%	22.2%	(70) bps

DOORS
Before Charges/Gains Operating Margin	17.3%	13.5%	380 bps
GAAP Operating Margin	17.3%	13.5%	380 bps

SECURITY
Before Charges/Gains Operating Margin	17.0%	14.2%	280 bps
Restructuring & Other Charges	(2.4%)	(3.0%)
GAAP Operating Margin	14.6%	11.3%	330 bps

FBHS
Before Charges/Gains Operating Margin	14.8%	13.5%	130 bps
Restructuring & Other Charges	(0.4%)	(0.4%)
Defined benefit plan actuarial losses	(0.1%)	(0.2%)
GAAP Operating Margin	14.3%	12.9%	140 bps

Before charges/gains operating margin is operating margin derived in accordance with GAAP excluding restructuring and other charges, and for FBHS, Norcraft transaction costs and the impact of expense from actuarial losses associated with our defined benefit plans recorded in the Corporate segment. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring and other charges, Norcraft transaction-related expenses, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans and tax items. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Defined benefit plan income includes the components of defined benefit plan expense other than service costs. It further excludes actuarial gains or losses.

(c) Diluted EPS before charges/gains is income from continuing operations, net of tax, less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges, Norcraft transaction related expenses, the impact of income tax items and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(d) EBITDA before charges/gains is income from continuing operations, net of tax, derived in accordance with GAAP excluding the following impacts on income from continuing operations, net of tax: restructuring and other charges, Norcraft transaction-related expenses, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(e) Represents external costs directly related to the acquisition of Norcraft and primarily includes expenditures for banking, legal, accounting and other similar services. In addition, it includes the impact of expense related to our estimated purchase accounting inventory step-up.

CONTACT:
Fortune Brands Home & Security, Inc.
Investor and Media Contact:
Brian Lantz
847-484-4574
brian.lantz@FBHS.com